EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Technest Holdings, Inc. of our report, dated October 13, 2006, relating to our audits of the consolidated financial statements which appear in the amended Annual Report on Form 10-KSB/A (filed January 24, 2007) of Technest Holdings, Inc. for the year ended June 30, 2006.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
August 7, 2007